EXHIBIT 99.1
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                                                       The Reader's Digest Association, Inc.
                                         Presentation Regarding the Company's Modified Reporting Segments
                                                    For Comparative Purposes Only (in millions)

                                                            Fiscal 2002
                                Qtr 1             Qtr 2               Qtr 3              Qtr 4              Full Year
                            Net                Net                Net                Net                 Net
                          Revenue   Profit   Revenue   Profit  Revenue    Profit  Revenue     Profit   Revenue     Profit

North America BHE          140.5    (11.1)    226.4     20.6     161.2      5.4     142.2      (0.6)     670.3      14.3
U.S. Magazines             115.3      1.0     244.4     69.3     132.7      5.2     134.2       5.2      626.6      80.7
International Businesses   241.7     12.9     313.2     36.7     247.9     11.1     268.9      28.7    1,071.7      89.4

  Segment Results          497.5      2.8     784.0    126.6     541.8     21.7     545.3      33.3    2,368.6     184.4

Other Operating Items          -        -         -        -         -        -         -     (26.7)         -     (26.7)
  Reported Results         497.5      2.8     784.0    126.6     541.8     21.7     545.3       6.6    2,368.6     157.7



                                                            Fiscal 2001
                                Qtr 1             Qtr 2               Qtr 3              Qtr 4              Full Year
                            Net                Net                Net                Net                 Net
                          Revenue   Profit   Revenue   Profit  Revenue    Profit  Revenue     Profit   Revenue     Profit

North America BHE          167.9     18.7     258.1     35.1     179.9      6.3     150.9      (4.3)     756.8      55.8
U.S. Magazines             117.4     (2.3)    265.2     75.5     149.6     11.2     120.3      (7.3)     652.5      77.1
International Businesses   266.2     27.9     301.0     45.7     268.4     22.8     273.3      18.1    1,108.9     114.5

  Segment Results          551.5     44.3     824.3    156.3     597.9     40.3     544.5       6.5    2,518.2     247.4

Other Operating Items          -        -         -      8.1         -        -         -     (26.5)         -     (18.4)
  Reported Results         551.5     44.3     824.3    164.4     597.9     40.3     544.5     (20.0)   2,518.2     229.0



                                                            Fiscal 2000
                                Qtr 1             Qtr 2               Qtr 3              Qtr 4              Full Year
                            Net                Net                Net                Net                 Net
                          Revenue   Profit   Revenue   Profit  Revenue    Profit  Revenue     Profit   Revenue     Profit

North America BHE          129.8      7.4     252.8     25.2     200.6     17.7     163.7       0.7      746.9      51.0
U.S. Magazines             110.9      4.0     223.4     70.2     125.4      8.5     121.9       7.2      581.6      89.9
International Businesses   270.5     27.4     329.0     50.8     282.3     14.2     274.2      23.9    1,156.0     116.3

  Segment Results          511.2     38.8     805.2    146.2     608.3     40.4     559.8      31.8    2,484.5     257.2

Other Operating Items          -        -         -        -         -     (9.3)        -       5.9          -      (3.4)
  Reported Results         511.2     38.8     805.2    146.2     608.3     31.1     559.8      37.7    2,484.5     253.8
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